Exhibit 99.1

Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Cahill, Warnock Strategic Partners Fund, L.P.

By: Cahill, Warnock Strategic Partners, L.P., its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: General Partner

Strategic Associates, L.P.

By: Cahill, Warnock Strategic Partners, L.P., its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: General Partner

Cahill, Warnock Strategic Partners, L.P.

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: General Partner

Camden Partners Strategic Fund II-A, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: Managing Member

Camden Partners Strategic Fund II-B, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: Managing Member

Camden Partners Strategic II, LLC

/s/ Donald W. Hughes

Name: Donald W. Hughes Title: Managing Member

Edward L. Cahill

/s/ Donald W. Hughes, Attorney-in-Fact

David L. Warnock

/s/ Donald W. Hughes, Attorney-in-Fact

Donald W. Hughes

/s/ Donald W. Hughes